Ex 10.276

GUARANTY OF PAYMENT, CARRY AND COMPLETION

Article 8 THIS GUARANTY OF PAYMENT, CARRY AND COMPLETION (as the

same may be amended, supplemented or otherwise modified from time to time, “Guaranty”) is made as of April 18, 2023 COREY MAPLE, a resident of North Dakota, and NORMAN LESLIE, a resident of North Dakota (collectively, the “Guarantors,” and each, individually, a “Guarantor”) (collectively, the “Guarantors,” and each, individually, a “Guarantor”), for the benefit of ACCESS POINT FINANCIAL, LLC, a Delaware limited liability company (“Lender”).

Article 9 W I T N E S S E T H:

WHEREAS, pursuant to a Loan Agreement dated of even date herewith between LF3 RIFC, LLC, a Delaware limited liability company (“Propco Borrower”), LF3 RIFC TRS, LLC, a Delaware limited liability company (“Opco Borrower”, and together with Propco Borrower, jointly and severally, and individually or collectively as may be required, the “Borrower”), and Lender (together with all renewals, amendments, modifications, increases and extensions thereof, the “Loan Agreement”), Lender has agreed to make available to Borrower a loan facility in the maximum principal amount of Eleven Million Two Hundred Thousand and 00/100 Dollars ($11,200,000.00 (the “Loan”). The proceeds of the Loan are to be used to fund certain refinancing the real property located at 113-room Residence Inn by Marriot located at 1127 Oakridge Drive, Fort Collins, CO 80525 as more particularly described in the Security Instrument (the “Project”).

WHEREAS, the Loan is further evidenced by a Promissory Note of even date herewith payable by Borrower to the order of Lender in the maximum principal amount of the Loan (together with all renewals, amendments, modifications, increases and extensions thereof, the “Note”). The Loan is secured by that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Assignment of Agreements, Contracts and Permits, Security Agreement and Fixture Filing from Borrower to Lender of even date herewith (together with all renewals, modifications, increases and extensions thereof, the “Security Instrument”), which grants Lender a first priority lien on and security interest in and to the Project and certain related real and personal property, as more particularly described in the Security Instrument. The Loan Agreement, the Note, the Security Instrument, and each of the other documents evidencing or securing the Loan are hereinafter referred to collectively as the “Loan Documents”.

WHEREAS, as a condition to making the Loan, Lender has required that Guarantors guarantee to Lender that timely performance of Borrower’s obligation to complete the improvement of the Project and to pay all costs incurred with respect to such improvement in accordance with the terms and conditions of the Loan Agreement.

WHEREAS, Guarantors are the owners of a direct or indirect interest or have a financial interest in Borrower, and in consideration of the benefits that will accrue to Guarantor from the improvement of the Project, which is made possible by Lender’s extension of the Loan to Borrower, Guarantor is willing to enter into this Guaranty for Lender’s benefit.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the

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Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors do hereby agree as follows:

Article 10 ARTICLE 1 DEFINED TERMS

Section 1.1  Defined Terms. Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meanings provided in the Loan Agreement.

Article 11 ARTICLE 2

NATURE AND SCOPE OF GUARANTY

Section 2.1   Guaranty of Obligation. Subject to the limitations set forth in Section 2.3 below,

(i) Guarantors irrevocably and unconditionally guarantee to Lender the payment and performance of the Guaranteed Obligation (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and (ii) Guarantors hereby irrevocably and unconditionally covenant and agree that Guarantors are liable for the Guaranteed Obligation as primary obligors. Notwithstanding anything set forth herein to the contrary, by acceptance of this Guaranty Lender acknowledges and agrees that, without releasing Guarantor from any Completion Obligations or the Carry Obligation (as those terms are defined below) that have accrued and remain unsatisfied prior to the Termination Date (as defined below), Guarantor’s obligations under Section 2.3(a) below (but not Guarantor’s obligations under Section 2.3(b) or Section 2.3(c)) shall terminate and be of no further force or effect on the date (the “Termination Date”) on which Borrower shall have provided written notice to Lender that the Debt Service Coverage Ratio for the Property is equal to or greater than 1.35:1.00 based on the trailing 12-month operating statement, confirmation of which must be made by Lender in accordance with the Loan Agreement as a condition precedent to the effectiveness of the subject termination.

Section 2.2  Definition of Guaranteed Obligation. The term “Guaranteed Obligation” means the following, subject to the limitations set forth in Section 2.3 below:

(a)The payment of all principal evidenced by the Note, Debt Service, Operating Deficits and replenishment of the Reserve Funds, as provided in the Loan Agreement, the Note or other Loan Documents; and
(b)The full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Loan Agreement and the other Loan Documents with respect to the renovation of the Improvements, free of any claim for any mechanic’s, materialman’s, or any other liens and in accordance with all Legal Requirements and the Plans and Specifications approved by Lender pursuant to the Loan Agreement (the “Approved Plans”) and the time periods and other requirements set forth in the Loan Agreement, including, without limitation, Borrower’s obligation (i) to perform, complete, and pay for (or cause to be performed, completed, and paid for) the renovation and equipping of the Improvements and all costs of said renovation and equipping (including, without limitation, the fees and expenses of any architect, engineer, or other design professional); (ii) if Lender exercises its right under

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the Loan Agreement to take possession of the Project and complete the renovation of the Improvements, to reimburse Lender for all documented out-of-pocket costs and expenses incurred by Lender in excess of the applicable line items in the Hotel Project Budget therefor (taking into account contingency and reallocations of costs savings) in connection with completing the renovation of the Improvements pursuant to the Approved Plans to the extent the same has not been completed by Borrower or Guarantors; (iii) if any mechanic’s or materialman’s liens are filed against or attach to the Project (or any portion thereof) by reason of the renovation of the Improvements, to cause the removal of such lien (by payment, bonding or otherwise) or post security against the consequences of its foreclosure within the period and to the extent required pursuant to the Loan Agreement; (iv) to pay any documented out-of-pocket costs incurred by Lender attributable to the Improvements or any portion thereof not being constructed in accordance with the Approved Plans, as the same may be modified from time to time in accordance with the terms of the Loan Agreement and in accordance with all Legal Requirements; (v) if any chattel mortgages, conditional vendor’s liens, or any liens, encumbrances, or security interests whatsoever should be filed, or should attach, with respect to the personal property, fixtures, attachments, and equipment owned by Borrower and delivered upon the Project for use in connection with the renovation of the Improvements, to cause the removal of such lien(s) or post security against the consequences of their possible foreclosure within the period and to the extent required pursuant to the Loan Agreement; (vi) to pay the premiums for all policies of insurance required to be furnished by Borrower pursuant to the Loan Agreement during the renovation if such premiums are not paid by Borrower; (vii) to pay to Lender any Balancing Deposit as and when required pursuant to the Loan Agreement; and (viii) to pay any additional documented out-of-pocket costs or expenses incurred by Lender attributable to the Improvements not being completed on or before the deadline for Completion as specified in the Hotel Project Schedule approved by Lender pursuant to the Loan Agreement (the indebtedness, liabilities, and obligations described in Sections 2.2(b), as the same might hereafter be amended, extended, renewed, increased, restated, or consolidated, are collectively referred to hereinafter as the “Completion Obligations”);

(c)	All accrued and unpaid interest on the Loan, including, without limitation,

(i) interest before and after maturity of the Note, and (ii) interest at the Default Rate (the “Interest Obligation”); and

(d)	The Carry Obligation (as hereinafter defined). The “Carry Obligation”

means:

(1)All Interest Costs, late charges, expenses and all other amounts now or hereafter accrued or owing to Lender under the Loan Documents, including, without limitation, (x) the obligation to make Balancing Deposits and to pay such other sums as may be necessary to cause the Hotel Project to be completed on or before the Completion Deadline, and (y) to remit to Lender such sums as may be necessary to maintain the Reserve Funds at the levels required under the Loan Agreement;
(2)	All Carry Costs;

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(3)All obligations of Borrower to replenish the Debt Service and Operating Deficits Reserve Account as set forth in Section 2.7(f) of the Loan Agreement;
(4)All Taxes (including any payments in lieu of taxes), Other Charges, assessments, levies and charges imposed on the Property or Borrower by any public or quasi-public authority, any utility company or any condominium association;
(5)All costs and expenses in connection with procuring and maintaining in full force and effect of all policies of insurance required to be obtained or maintained by Borrower under the Loan Documents;
(6)	Without duplication for amounts covered under clauses (1) through
(3)above, all actual out-of-pocket costs and expenses in connection with the maintenance, repair or operation of the Property as required by the Loan Documents; and
(7)The payment to Lender of all amounts that may be due and payable by Borrower under the Loan Documents with respect to any breakage costs related to an Interest Rate Protection Agreement.

Section 2.3Limitation of Liability.

(a)Limited Recourse. Subject to the qualifications below, upon satisfaction of the following conditions: (i) the last to occur of (A) Completion of the Hotel Project, (B) written confirmation of the approval of the Hotel Project by Marriott International, Inc. (“Marriott”), which confirmation confirms to Lender’s satisfaction (in its good faith discretion) the compliance of the renovated Improvements with Marriott’s standards for Courtyard by Marriott hotels, and (C) registration of the Property on the Marriott room reservation system (clauses (A), (B) and (C) being collectively referred to herein as the “Completion Condition”), then the Completion Obligations shall be reduced to $0.00; and

(ii) upon the Property obtaining a Debt Service Coverage Ratio of 1.35 to 1.00 or greater based on a trailing twelve (12) month period (as demonstrated to the Lender’s good faith satisfaction), then provided that no Event of Default is then continuing, the Carry Obligation shall be reduced to $0.00 and Guarantors’ liability for the Guaranteed Obligation shall be limited to (X) the Non-Recourse Carveouts as provided in Sections 2.3(b), (Y) the full recourse events listed in Section 2.3(c), and (Z) Lender’s enforcement costs as provided in Section 2.3(d).

(b)Non-Recourse Carveouts. Nothing contained in this Guaranty or any of the other Loan Documents shall in any manner or way release, affect or impair the right of Lender to recover, and Guarantor shall be fully and personally liable for and subject to legal action to the extent of, any Losses actually suffered or incurred by Lender arising out of or in connection with the following (collectively the “Non-Recourse Carveouts”):
(i)any failure by Borrower to, or the failure of Borrower to use reasonable efforts to cause any Property Manager to, after the occurrence and during the continuance of any Event of Default, apply any portion of the Operating Revenues from the Property at

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any time received by Borrower or such Property Manager to (x) amounts due under the Loan as required pursuant to the Loan Documents or (y) customary operating expenses of the Project;

(ii)all or any material portion of the Property is confiscated or seized by a Governmental Authority with jurisdiction over the Property pursuant to a non-appealable state or federal forfeiture action on the grounds that the Property had been used to commit or facilitate the commission of a criminal offense by Borrower;
(iii)the failure by Borrower to, or failure by Borrower to use commercially reasonable efforts to cause Property Manager to, apply any insurance proceeds and condemnation awards in accordance with the terms of the Loan Documents;
(iv)any material misrepresentation or intentional failure to disclose a material fact concerning the Property or the Loan made by any Loan Party or an Affiliate of Borrower or in connection with the Loan Documents or the Loan upon which Lender relied;
(v)any misappropriation of Rents (including, without limitation, collection of Rents more than one month in advance), or entering into, modifying or canceling Leases in violation of the Loan Agreement or any of the other Loan Documents, or collection by Borrower of security deposits or other deposits with respect to the Property which are not delivered to Lender upon a foreclosure of such Property or transfer in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases, applicable law or relate to hotel bookings that have actually occurred (or with respect to which the booking deposit has been forfeited) prior to the occurrence of the Event of Default that gave rise to such foreclosure or transfer in lieu thereof and permitted hereunder, or Borrower causing Property Manager to take any of the foregoing actions;
(vi)Borrower, any Guarantor or any Affiliate of any of them contests or in any way interferes in bad faith with, directly or indirectly (collectively, a “Contest”), any foreclosure action or sale commenced by Lender or with any other enforcement of Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) (except this subsection (vi) shall not apply if such Borrower, Guarantor or such Affiliate successfully asserts a Contest and obtains a final non-appealable order as to same), or any Loan Party causes the Property Manager to take any of the foregoing actions;
(vii)Borrower’s failure to maintain insurance as required by the Loan Agreement (1) if and only to the extent that such Borrower failed to apply Operating Revenue from such Property to do so, and (2) less any funds deposited by or on behalf of Borrower in the Insurance Premium Account which have not been used to pay such Insurance Premiums, provided Borrower has not taken any action to restrict Lender from applying such sums for the purpose of paying such items;

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(viii)Borrower’s failure to maintain any Interest Rate Cap Agreement as required pursuant to the Loan Agreement until the Loan has been repaid in full;
(ix)Borrower’s failure to pay any Taxes or Other Charges affecting the Property, in each case (1) if and only to the extent that such Borrower failed to apply Operating Revenue from such Property to do so, and (2) less any funds deposited by or on behalf of Borrower in the Tax Account which have not been used to pay such Taxes or Other Charges, provided that Borrower has not taken any action to restrict Lender from applying such sums for the purpose of paying such items;
(x)damage or destruction to any Property caused by the grossly negligent or willful misconduct of any Loan Party;
(xi)	any waste of the Property (excluding alterations made in good faith);
(xii)the removal or disposal by Borrower of any personal property from the Property in which Lender has a security interest therein in violation of the terms and conditions of the Loan Documents, provided, however, that removal or replacement in the ordinary course or in connection with any property improvement program of Franchisor shall not apply;
(xiii)the payment of any distributions by Borrower in violation of Section 7.6 of the Loan Agreement;
(xiv)any fees paid by Borrower to any Guarantor or any of its Affiliates after the occurrence and during the continuation of an Event of Default under the Loan Documents, except as permitted by the Loan Agreement or under the terms of any applicable subordination of such Property Manager’s Management Agreement accepted by Lender and executed in connection with the Loan;
(xv)other than as covered by Section 2.3(c)(ii) below, the incurrence by Borrower of any Debt in violation of the Loan Agreement;
(xvi)a default by Borrower under the Franchise Agreement and/or Comfort Letter, beyond applicable notice and cure periods, if any;
(xvii)Borrower’s failure to comply with the provisions of Section 2.6(b) of the Loan Agreement;
(xviii)any failure of Borrower to reasonably cooperate in the transfer of any liquor license to Lender or its designee in accordance with the terms hereof in connection with any enforcement of remedies pursuant to the terms hereof, provided such transfer is permissible by applicable law where such failure causes undue delay with respect to such transfer; or
(xix)if either (A) any Franchise Agreement or any Comfort Letter (or the right to operate the Property thereunder in accordance with the Franchise Agreement and the Comfort Letter) shall expire, or be cancelled, surrendered or terminated by any Borrower, or by reason of any failure of any Borrower or any Affiliate of any Borrower to perform its

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obligations in connection therewith, or (B) any Borrower amends, surrenders, terminates, cancels or otherwise modifies any Franchise Agreement or any Comfort Letter without the prior written consent of Lender pursuant to the terms of the Loan Agreement.

(c)Full Recourse Events. Notwithstanding anything to the contrary in this Guaranty, the Loan Agreement, the Note or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Guaranteed Obligations secured by the Security Instrument or to require that all Collateral continue to secure all of the Guaranteed Obligations in accordance with the Loan Documents, and all of the Guaranteed Obligations shall be fully recourse to Guarantor and Guarantor shall be personally liable therefor in the event of:
(i)any Transfer which is not a Permitted Transfer; provided that any Transfer which is not a Permitted Transfer solely by virtue of a Person to fail to give notice to Lender as required shall not be a considered a full recourse event under this Section 2.3(d)(i);
(ii)Borrower’s failure to comply with the covenants in Section 7.1 of the Loan Agreement, and such failure results in the substantive consolidation in whole or in part of Borrower’s assets with the assets of another Person in any bankruptcy or insolvency proceeding;
(iii)the commission of fraud by any Loan Party in connection with the Loan or the Property;
(iv)any Loan Party files a voluntary petition under the bankruptcy code or any other federal or state bankruptcy or insolvency law;
(v)any Loan Party files, or joins in the filing of, an involuntary petition against any Loan Party under the bankruptcy code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Loan Party from any Person, or any Loan Party directs or causes any Person, Affiliate, officer, director or representative which controls any Loan Party to take any of the foregoing actions;
(vi)any Loan Party files an answer consenting to or otherwise acquiescing in any involuntary petition filed against it, by any other Person under the bankruptcy code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(vii)a Person, any Affiliate, officer, director, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Loan Party, or any portion of the Collateral (other than at Lender’s request); or
(viii)any Loan Party makes an assignment for the benefit of creditors, or admits, in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due, other than any Loan Party admitting they are unable to pay the Obligations.

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(d)Costs. Guarantor also shall be personally liable to Lender for reasonable attorneys’ fees and expenses and court costs incurred by Lender in enforcing this Section 2.3 or otherwise incurred by Lender in connection with any of the foregoing matters, regardless of whether such matters are legal or equitable in nature. The limitation on the personal liability of Guarantor in this Section 2.3 shall not modify, diminish or discharge the liability of Borrower. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the federal bankruptcy code, as such sections may be amended, or corresponding or superseding sections of the bankruptcy amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.
(e)Limitation on Liability of Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Guaranty, the Loan Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Article 12 ARTICLE 3

GENERAL TERMS AND CONDITIONS

Section 3.1  Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by Guarantors and shall continue to be effective with respect to any Guaranteed Obligation existing after any attempted revocation by Guarantor and, with respect to any individual Guarantors, after such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Loan Documents.

Section 3.2  Guaranteed Obligation Not Reduced by Offset. The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other Person against Lender or against payment of the Guaranteed Obligation, whether such offset, claim or defense arises in connection with the Guaranteed Obligation (or the transactions creating the Guaranteed Obligation) or otherwise.

Section 3.3  No Duty to Pursue Others. Lender has the right to require Guarantors to pay, comply with and satisfy the Guaranteed Obligation under this Guaranty, and shall have the right to proceed immediately against Guarantors with respect thereto. Without limitation of the generality of the foregoing, it shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the Guaranteed Obligation against Guarantors, first to (i) institute a suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligation or any other Person or any of the collateral for the Loan, (ii) enforce Lender’s rights against any of the collateral for the Loan, (iii)

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join Borrower or any others liable on the Guaranteed Obligation in any action seeking to enforce this Guaranty, (iv) demonstrate that the collateral for the Loan provides inadequate security for the Loan, or (v) resort to any other means of obtaining payment of the Guaranteed Obligation.

Section 3.4 Payments; Interest on Amounts Payable Hereunder. If all or any part of the Guaranteed Obligation shall not be punctually paid when due (taking into account any cure periods provided under the Loan Documents), whether on demand, maturity, acceleration or otherwise, Guarantors shall pay, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, or notice of acceleration of the maturity, in immediately available lawful money of the United States of America, as an addition to the Guaranteed Obligation, interest on the Guaranteed Obligation (to the extent not paid when due) at the Default Rate until paid in full. Lender may apply all money received by Lender from Guarantors to payment or reduction of the Loan or reimbursement of Lender’s expenses, in such priority and proportions, and at such time or times as Lender may elect in its sole discretion.

Section 3.5  Enforcement Costs. Guarantors hereby agree to pay, on written demand by Lender, all out-of-pocket costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Loan Documents, in each case whether or not legal proceedings are commenced (the “Enforcement Costs”). Such actual fees and expenses shall be in addition to the Guaranteed Obligation and shall include, without limitation, costs and expenses of outside counsel, paralegals and other hired professionals, actual court fees, costs incurred in post-judgment collection efforts or in any Bankruptcy Proceeding to the extent such costs relate to the Guaranteed Obligation or the enforcement of this Guaranty. Amounts incurred by Lender shall be due and payable within five (5) Business Days following written demand therefor and shall bear interest at the Default Rate from the date of Lender’s written demand for payment until paid. This Section 3.5 shall survive the payment in full of the Guaranteed Obligation.

Section 3.6  Cumulative Remedies. Guarantors acknowledge that, following the occurrence and during the continuance of an Event of Default, Lender is entitled to accelerate the Loan and exercise all other rights and remedies as have been provided to Lender under the Loan Documents and by law or in equity, including, without limitation, enforcement of this Guaranty. All rights and remedies of Lender are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Guarantor in any instance will not entitle Guarantor to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand. Lender may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

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Section 3.7 Unimpaired Liability. Guarantors acknowledge and agree that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantors acknowledge and agree that the Guarantors’ liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantors have any knowledge or notice thereof):

(a)Borrower’s or any other Person’s lack of authority or lawful right to enter into any of the Loan Documents or any officers’ or representatives’ lack of authority or right to enter into Loan Documents on its behalf, or the obligations thereunder being ultra vires;
(b)any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, the grant of extensions of time for payment or performance;
(c)the failure to record any Loan Document or to perfect any security interest intended to be provided thereby;
(d)the release, surrender, exchange, subordination, deterioration, waste, loss, impairment or substitution, in whole or in part, of any collateral for the Loan, the failure to protect, secure or insure any such collateral, the acceptance of additional collateral for the Loan or the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral for the Loan;
(e)Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents, or under this Guaranty, or otherwise available at law or in equity, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any collateral for the Loan, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligation;
(f)the release of Borrower or any other Person now or hereafter party to a Loan Document from performance, in whole or in part, under any of the Loan Documents to which each is a party, in each case whether by operation of law, Lender’s voluntary act, or otherwise;
(g)any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower or any other Person;
(h)the termination or discharge of the Security Instrument or any other Loan Document or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure;

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(i)the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, Lender or any other Person, whether in connection with the Loan or any other transaction;
(j)the accuracy or inaccuracy of the representations and warranties made by Borrower or any other Person in any of the Loan Documents;
(k)any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any other Person;
(l)	any sale, lease or transfer of any or all of the assets of Borrower or any other

Person;

(m)	the Guaranteed Obligation, or any part thereof, exceeding the maximum amount permitted by law or violating any usury law;

(n)any valid defenses, claims or offsets (whether at law, in equity or by agreement) by Borrower which render the Guaranteed Obligation wholly or partially uncollectible from Borrower, whether arising in connection with the Loan Documents or otherwise,
(o)the illegality or unenforceability of, or the inability to collect, the Guaranteed Obligation;
(p)	any of the Loan Documents being irregular or not genuine or authentic; or
(q)any changes (whether directly or indirectly) in the shareholders, partners or members of Borrower or the reorganization, merger or consolidation of Borrower into or with any other Person.

Section 3.8  Waivers. Guarantors hereby waive and relinquish, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the collateral for the Loan before proceeding under this Guaranty against Guarantors or any other guarantor or indemnitor under the Loan; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against Guarantors; (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which they might otherwise be entitled with respect to the Guaranteed Obligation; (f) all homestead or exemption rights against the Guaranteed Obligation and the benefits of any statutes of limitation or repose; and (g) any defense based upon an election of remedies by Lender, including any election to proceed by judicial or non-judicial foreclosure of any such collateral, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the

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subrogation rights of Guarantors or the rights of Guarantors to proceed against Borrower or any other guarantor for reimbursement, or both.

Section 3.9  Waivers of Notice. Guarantors agree to the provisions of the Loan Documents and hereby waive notice of (a) any disbursements thereunder made by Lender to Borrower, (b) any amendment or extension of the Loan Documents, (c) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (d) the occurrence of any Event of Default, (e) Lender’s transfer or disposition of the Guaranteed Obligation, or any part thereof, (f) the sale or foreclosure (or posting or advertising for sale or foreclosure) of the Property, (g) any default by Borrower or any other Person under or with respect to the Loan Documents, or (h) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty and the other Loan Documents.

Section 3.10 Guarantors Bound by Judgment Against Borrower. Guarantors agree that, subject to the terms hereof, Guarantors shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if Guarantor was a party to such action even if not so joined as a party.

Section 3.11  Certain Consequences of Borrower’s Bankruptcy.

(a)Any payment made on the Loan, whether made by Borrower or Guarantors or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), or any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively with the Bankruptcy Code, the “Debtor Relief Laws”) shall not be considered as a payment made on the Loan or under this Guaranty. Guarantors’ liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligation.
(b)Until payment in full of the Obligations (including interest accruing after the commencement of a proceeding by or against Borrower under the Bankruptcy Code or any other Debtor Relief Law, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantors notwithstanding any contrary practice, custom or ruling in cases under any applicable Debtor Relief Law generally), Guarantors agree not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantors and hereby assign such indebtedness to Lender, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under Federal or state law.

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Section 3.12 Subrogation and Contribution. Each Guarantor agrees that no payment by such Guarantor under this Guaranty shall give rise to, and each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights such Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating such Guarantor to the rights of Lender) to assert, (a) any rights of subrogation against Borrower or the collateral for the Loan, or (b) any rights of contribution against any other guarantor of the Loan or any other Person, in each case unless and until Lender has received full and indefeasible payment of the Obligations. If the deferral of such rights shall be unenforceable for any reason, each Guarantor agrees that (x) such Guarantor’s rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan, and (y) such Guarantor’s rights of contribution against any such other guarantor shall be junior and subordinate to Lender’s rights against such other guarantor.

Section 3.13  Subordination of Debt to Guarantors.

(a)Any indebtedness of Borrower to any of the Guarantors, whether now or hereafter existing, whether direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantors, including, without limitation, all rights and claims of any Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor’s payment of all or a portion of the Guaranteed Obligation, together with any interest thereon (collectively, “Guarantor Claims”), shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan. Further, until this Guaranty is terminated pursuant to Section 3.17 below, Guarantors agree that should any of the Guarantors receive any payment, satisfaction or security for any Guarantor Claim, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and until so delivered to Lender, shall be held in trust for Lender as security for the Loan.
(b)In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantors as debtors, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantors hereby assign such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligation, any dividend or payment which is otherwise payable to Guarantors and which, as between Borrower and Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligation, Guarantors shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligation, and such subrogation shall be with respect to that portion of the Guaranteed Obligation which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

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(c)Guarantors agree that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligation, regardless of whether such encumbrances in favor of Guarantors or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantors shall not (i) exercise or enforce any creditor’s right Guarantors may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances held by Guarantors on assets of Borrower.

Section 3.14 Lender Transferees; Secondary Market Activities; No Transfer by Guarantor. Guarantors acknowledge and agree that Lender, without notice to Guarantors or Guarantors’ consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, grant participations in the Loan, transfer the Loan as part of a securitization in which Lender assigns its rights to a securitization trustee, or contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender’s rights and remedies hereunder, to the extent such assignment, participation or securitization is contemplated under the Loan Agreement. Guarantors further acknowledge that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or securitization of the Loan, including, without limitation, any rating agency rating the securities issued in respect of a securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or Guarantors, as Lender determines reasonably necessary or desirable, subject to the confidentiality provisions set forth in the Loan Agreement. Guarantor may not assign any of Guarantors’ rights, powers, duties and obligations hereunder, or substitute another Person in lieu of Guarantors as the obligor hereunder.

Section 3.15 Financial Statements. Each Guarantor represents and warrants to Lender that (i) the financial statements of Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of such Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (ii) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Guarantors shall furnish to Lender the financial information required to be delivered by Guarantors pursuant to Section 5.3 of the Loan Agreement.

Section 3.16 No Reliance. Guarantors agree and acknowledge that (a) Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, ability to collect, or value of the collateral for the Loan; (b) each Guarantor may be required to pay the Guaranteed Obligation in full without assistance or support of any other party, and (c) Guarantors have not been induced to enter into this Guaranty on the basis of a contemplation,

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belief, understanding or agreement that other parties will be liable to pay the Guaranteed Obligation, or that Lender will look to other parties to pay or perform the Guaranteed Obligation.

Section 3.17 Termination. This Guaranty shall be automatically discharged as of the date on which the Obligations have been paid in full; and the Carry Obligation shall be automatically discharged with respect to the Property upon the transfer of such property via foreclosure or deed in lieu of foreclosure.

Section 3.18  [Reserved].

Section 3.19 Transfers; Sales, Etc. Guarantors shall not sell, lease, transfer, convey or assign any of such Guarantor’s assets, unless such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the financial condition of such Guarantor.

Section 3.20 Credit Bids. Guarantors agree that any judgment by Lender against Borrower in connection with the Loan Documents shall only be reduced by the amount of proceeds realized from the collateral for the Loan which are actually received at any foreclosure sale of such collateral, including but not limited to, amounts which may be credit-bid by Lender.

Article 13 ARTICLE 4

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1  Guarantors Due Diligence and Benefit. Guarantors represent and warrant to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) Guarantors have had adequate opportunity to review the Loan Documents, (c) Guarantors are fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and

(d)Guarantors are executing and delivering this Guaranty based solely upon Guarantors’ own independent investigation of the matters contemplated by clauses (a) through (c) of this Section

4.1 and in no part upon any representation, warranty or statement of Lender with respect thereto. Section 4.2  General. Each Guarantor represents and warrants to Lender that:

(a)Authority. Guarantor has the requisite legal and mental capacity to execute and deliver this Guaranty and perform Guarantor’s obligations hereunder.
(b)Valid and Binding Obligation. To Guarantor’s knowledge, this Guaranty constitutes each Guarantor’s legal, valid and binding obligation, enforceable against such Guarantor in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.
(c)No Conflict with Other Agreement. To Guarantor’s knowledge, Guarantor’s execution, delivery and performance of this Guaranty will not (i) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantors, Borrower or any of their respective assets may be subject, or (ii) to Guarantor’s knowledge, violate any order, judgment or decree to which Guarantors, Borrower or any of their respective assets are subject.

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(d)No Pending Litigation. To Guarantor’s knowledge, no action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Guarantor’s knowledge, threatened in writing against such Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on such Guarantor’s ability to perform such Guarantor’s obligations under this Guaranty.
(e)Consideration. Each Guarantor owns a direct or indirect interest or has a financial interest in Borrower and will derive substantial benefit from the making of the Loan to Borrower.
(f)Financial Condition. Each Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty, and for purposes of this sentence contingent liabilities will not be considered in the calculation of solvency. To Guarantor’s knowledge, no adverse change has occurred in the financial condition of any Guarantor since the date of such Guarantor’s most recent financial statements submitted to Lender, other than such changes that have been disclosed in writing to Lender and acknowledged by Lender.

Section 4.3  Loan Agreement Covenants. By execution of this Guaranty, each Guarantor agrees to comply with the covenants applicable to him under the Loan Agreement in all respects.

Article 14 ARTICLE 5 EVENT OF DEFAULT

Section 5.1  Default. Any default hereunder (after the expiration of any cure periods expressly provided for herein, if any) shall be deemed an “Event of Default” under the Loan Agreement and the other Loan Documents.

Article 15 ARTICLE 6 MISCELLANEOUS

Section 6.1  Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service,

(c)three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (d) if sent via e-mail, when sent to the e-mail addresses set forth below, provided such e-mail is followed by another means of notice as provided herein, addressed to the addresses set forth below in this Section or as such party may from time to time designate by written notice to the other parties (and if such other means of notice is not provided, any notice given by email shall be deemed not to have been properly given). Either party by notice to the other in the manner provided herein may designate additional or different addresses for

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subsequent notices or communications:

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To Lender:	Access Point Financial, LLC One Ravinia Drive, 9th Floor Atlanta, Georgia 30346 Attention: Justin Perry

Email: jperry@accesspointfinancial.com

With copy to:	Burr & Forman LLP 171 17th Street NW, Suite 1100

Atlanta, Georgia 30363 Attn: Rocky Horde, Esq. Email: rhorde@burr.com

To Guarantors:Corey Maple

1635 43rd St. South Ste. 205

Fargo, ND 58103

Norman Leslie 1635 43rd St. South Ste. 205

Fargo, ND 58103

With copy to:	Dickenson Wright, PLLC 200 Ottawa Ave., N.W. Suite 1000

Grand Rapids MI 49503 Attn: David Durell, Esq.

Email: DDurell@dickinsonwright.com

Section 6.2  Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable in whole or in part, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part hereof; the remaining provisions hereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added

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automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 6.3  Time of the Essence. Time is of the essence with respect to this Guaranty and the performance and observance by Guarantors of each covenant, agreement, provision and term of this Guaranty.

Section 6.4  Successors and Assigns. This Guaranty shall be binding upon each Guarantor and such Guarantor’s heirs, representatives, successors and assigns and shall inure to the benefit of the Lender, and its successors and assigns, except that (a) Guarantors may not assign or transfer Guarantors’ rights hereunder or any interest herein or delegate Guarantors’ duties hereunder, and

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(b) Lender shall have the right to assign its rights hereunder subject to the terms of the Loan Agreement.

Section 6.5 JURY WAIVER. GUARANTORS AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTORS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN GUARANTORS AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

Section 6.6  Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia.

Section 6.7 JURISDICTION AND VENUE. GUARANTORS AGREE AND CONSENT TO THE JURISDICTION AND VENUE IN: (A) ANY COURT OF THE STATE OF GEORGIA SITTING IN DEKALB COUNTY GEORGIA OR FULTON COUNTY, GEORGIA, (B) THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA, AND/OR (C) THE GEORGIA STATE-WIDE BUSINESS COURT; WITH RESPECT TO ANY LEGAL ACTION, PROCEEDING, OR DISPUTE BETWEEN THEM AND HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS. GUARANTORS HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTORS AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS GUARANTY. GUARANTORS WAIVE ANY CLAIM THAT ANY SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GUARANTORS, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GUARANTORS SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTORS AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GUARANTORS HEREBY WAIVE THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

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Section 6.8 Entire Agreement. This Guaranty embodies the entire agreement and understanding between Lender and Guarantors with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, this Guaranty may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 6.9  Phrases. When used in this Guaranty, the phrase “including” (or a word of similar import) shall mean “including, but not limited to,” the phrase “satisfactory to Lender” shall mean “in form and substance satisfactory to Lender in all respects,” the phrase “with Lender’s consent” or “with Lender’s approval” shall mean such consent or approval at Lender’s discretion, and the phrase “acceptable to Lender” shall mean “acceptable to Lender at Lender’s discretion”, except as provided otherwise herein. Wherever the context of this Guaranty may so require, the gender shall include the masculine, feminine and neuter, and the singular shall include the plural and vice versa. This Guaranty shall be construed as though drafted by all of the parties hereto and shall not be construed against or in favor of any party.

Section 6.10 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Guaranty or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between Guarantors and Lender.

Section 6.11 Survival. All of the representations, warranties, covenants, and indemnities hereunder, and any modification or amendment hereof, shall survive the closing and funding of the Loan, shall not be deemed to have merged herein, and shall (except to the extent expressly provided for herein) remain as continuing representations, warranties, covenants and indemnities so long as any Obligations are outstanding.

Section 6.12 Representation by Legal Counsel. Guarantors acknowledge that Guarantors have been advised by Lender to seek the advice of legal counsel in connection with the negotiation and preparation of this Guaranty. If Guarantors have chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Guarantors with any defense to the enforcement of Lender’s rights hereunder.

Section 6.13 Injunctive Relief. Guarantors recognize that in the event Guarantors fail to perform, observe or discharge any of Guarantors’ obligations hereunder, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to pursue temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6.14 Modification. This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

Section 6.15 Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which

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shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

Section 6.16 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.17 Marital Property. Any married person signing this Guaranty agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein.

Section 6.18 Reliance. Lender would not make the Loan to the Borrower without this Guaranty. Accordingly, Guarantors intentionally and unconditionally enter into the covenants and agreements herein and understand that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

Section 6.19 Waiver of Bankruptcy Stay. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary Bankruptcy Proceeding by or against any Guarantor, such Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against such Guarantor by virtue of this Guaranty or otherwise.

Section 6.20 Further Assurances. Guarantors shall, upon request by Lender, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments reasonably required to effectuate the provisions hereof and of any other Loan Document.

Section 6.21 Attorney’s Fees. In the event any party is required to retain an attorney to enforce the Loan Documents in court, the prevailing party shall be entitled to its reasonable paralegal and attorneys’ fees and expenses, whether incurred with respect to collection of any monies owed, trial, appeal, enforcement of any judgment, or whether incurred determining the reasonableness or amount of the attorneys’ fees the prevailing party is entitled to, and including attorneys’ fees incurred in any bankruptcy proceeding.

Article 16 [REMAINDER OF PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOJ, the und igned have executed this Guaranty as of the date first above written.

GUARANTORS:

/s/ Corey R. Maple [SEAL]

COREY R. MAPLE

/s/ Norman H. Leslie [SEAL]

NORMAN H. LESLIE

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Signature PageGuaranty (Payment & Completion)